EXHIBIT (10)(AB)

                     HARLEYSVILLE GROUP INC.

                  SUPPLEMENTAL RETIREMENT PLAN
            AMENDED AND RESTATED:  NOVEMBER 17, 1999

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                    HARLEYSVILLE GROUP INC.
                  SUPPLEMENTAL RETIREMENT PLAN
                  ----------------------------

            AMENDED AND RESTATED:  NOVEMBER 17, 1999


                        TABLE OF CONTENTS
           ------------------------------------------


ARTICLE NO.   TITLE OF ARTICLE                             PAGE NO.
----------    ------------------------------               --------

      I       PURPOSE                                         1

     II       DEFINITIONS                                     1

    III       ADMINISTRATION                                  2

     IV       EFFECTIVE DATES                                 2

      V       OFFSET FORMULA                                  2

     VI       STEP-RATE FORMULA                               3

     VII      ELIGIBILITY FOR BENEFITS UNDER
              ARTICLES V AND VI                               5

   VIII       PAYMENT OF BENEFITS                             5

     IX       SOURCE OF BENEFITS                              5

      X       AMENDMENT AND TERMINATION                       6

     XI       PROHIBITION OF ALIENATION                       6

    XII       GOVERNING LAW                                   6

   XIII       COSTS OF THE PLAN                               6

    XIV       NO EMPLOYMENT CONTRACT                          7



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                     HARLEYSVILLE GROUP INC.
                  SUPPLEMENTAL RETIREMENT PLAN
                  ----------------------------

            AMENDED AND RESTATED:  NOVEMBER 17, 1999


                      ARTICLE I - PURPOSE
                      --------------------

      This Supplemental Retirement Plan (hereinafter referred to as the "Plan") is intended to supplement the retirement benefits payable to certain management Employees of Harleysville Group Inc. (hereinafter the "Company"), from the Pension Plan of Harleysville Group Inc. and Associated Employees through a non-qualified unfunded deferred compensation plan. It is further intended that this Plan shall be a Plan that is made available only to a select group of management and highly compensated employees pursuant to the Employment Retirement Income Security Act of 1974.


                    ARTICLE II - DEFINITIONS
                    ------------------------

      For the purposes of this Plan, the definitions found in the Company's qualified Pension Plan shall govern except that the following terms shall have the meanings set forth below:

      (A) "Board" shall mean the Board of Directors of the Company.

      (B)   "Committee" shall mean the Compensation and Personnel
Development Committee of the Board of Directors.

      (C) "Compensation" shall mean, for Article V, average annual base salary during the most recent five years prior to retirement, and for Article VI, shall mean the average annual base salary, whether actually paid or deferred, and the average amount of all payments, whether actually paid or deferred, made pursuant to any annual incentive plan of the Company, during the most recent five years prior to retirement.

      (D) "Pension Plan" means the qualified and funded defined benefit pension plan adopted by the Company as of January 1, 1953 and as amended thereafter from time to time.

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     (E)  "Retirement" shall mean termination of employment under such circumstances that a Participant is entitled to an immediate benefit from the Pension Plan whether or not benefits commence on such date. As set forth in the Pension Plan, a disabled employee is entitled to accrue benefits under the Pension Plan until his or her Normal Retirement date.

      (F) "Social Security Benefit" shall mean the benefit payable at age 65 for an age 65 employee. For retirement ages between 62 and 65, the Social Security Benefit will be the benefit payable at retirement age. For retirement prior to age 62, the Social Security Benefit will be the benefit payable at age 62 reduced by 5/9 of 1% for each month that the benefit commencement date precedes age 62.


                  ARTICLE III - ADMINISTRATION
                  ----------------------------

     The responsibility for the implementation and administration of this Plan is delegated to the Committee. The Committee shall interpret the Plan and establish rules and regulations governing its administration. Any decision or action made or taken by the Committee, arising out of or in connection with the construction, administration, interpretation and effect of the Plan and of its rules and regulations, shall be conclusive and binding upon all Participants and any person claiming through or under any
Participant,  unless  otherwise  determined  by  the   Board   of
Directors.


                  ARTICLE IV - EFFECTIVE DATES
                  ----------------------------

      The Plan was adopted as of January 1, 1992, amended and restated on May 25, 1994, and amended and restated on November
17, 1999.


                   ARTICLE V - OFFSET FORMULA
                   --------------------------

     A.  All employees of the Company who (1) were in paygrade 20 and  above and in active employment on December 31, 1991  or  (2)
retired from the Company during the period January 1,

                                2
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1989  through December 31, 1991 and were in paygrade 20 or above, shall be Participants in the Plan and eligible for benefits under the benefit formula set forth in Article VI.A; provided, however, that otherwise eligible employees who retired in the period January 1, 1989 through December 31, 1991 and received benefits under other specialized Company supplemental retirement programs are not eligible for participation in this Plan.

      B. Upon his or her Retirement, a Participant meeting the qualifications of Article V.A shall be entitled to a benefit from this plan. The amount of the benefit shall be (1) the benefit that a Participant would have accrued upon the retirement under the Pension Plan formula(s) in effect on December 31, 1988 applicable to that Participant assuming that such formula(s) had stayed in effect until the Participant's Retirement, less (2) the benefit which the Participant has accrued upon Retirement under the Pension Plan formula in effect at the time of Retirement. All terms and conditions of the Pension Plan in effect on December 31, 1988 shall govern the benefit calculated under the formula(s) in effect on said date; provided, however, that it is further expressly intended that the calculation under (1) above shall not employ any limit on compensation required by Section 401(a)(17) of the Internal Revenue Code (or its equivalent) for qualified plans applicable to plan years commencing on or after January 1, 1989; and that any benefit so calculated shall not be limited by the application of Section 415 of the Internal Revenue Code (or its equivalent).


                 ARTICLE VI - STEP-RATE FORMULA
                 ------------------------------

     A. All employees of the Company who are in paygrade 20 and above upon Retirement shall be Participants in the Plan and eligible for benefits under the benefit formula set forth in this
Article VI.

      B. Upon his or her Retirement, a Participant meeting the qualifications of this Article V.B may be entitled to a benefit from this Plan. The amount of the benefit shall be (1) the benefit that would have accrued at Retirement under the Pension Plan formula in effect on date of hire,

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without   the  application  of  any  limitation  on  compensation
pursuant to Section 401(a)(17) of the Internal Revenue Code (or its equivalent) and without the application of any limitation on benefits required by Section 415 of the Internal Revenue Code (or its equivalent) less (2) the benefit that the Participant has accrued upon Retirement under the Pension Plan formula in effect at the time of Retirement. Notwithstanding the foregoing, the maximum benefit ("Maximum Benefit") calculated under (1) shall be reduced, if necessary, in order that the sum of (a) the Social Security Benefit, (b) the benefits payable under the Pension Plan, and (c) the benefits payable under this Plan shall not exceed 1.85% of a Participant's Compensation times the years of service with the Company up to a maximum of 25 years.

      C. The Maximum Benefit shall be reduced by the early retirement factors that apply under the Pension Plan step-rate formula which are (8%) per year from age 65 to age 62 and 4% per year thereafter.

      D. Notwithstanding the foregoing, if an employee is a Participant in any Participation Period under the Company's Long-Term Incentive Plan or has been such within the past two years, then the Maximum Benefit shall not be reduced under "C" above if the Participant has at least twenty years of service and retires at or after age 62, and benefits shall be reduced by 4% per year if the Participant has at least 20 years of service and retires prior to age 62 but no earlier than age 60. The Social Security Benefit utilized in the determination of Maximum Benefit shall be the benefit payable at age 62. If the benefits under this Plan commence prior to age 62, the Social Security Benefit utilized shall be the benefit payable at 62, reduced by 5/9 of 1% for each month that the benefit commencement date precedes age 62. The Maximum Benefit shall further be reduced by 4% per year if retirement occurs prior to age 62 but no earlier than age 60.

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 ARTICLE VII - ELIGIBILITY FOR BENEFITS UNDER ARTICLES V AND VI
 --------------------------------------------------------------

     A Participant that qualifies for benefits under both Article
V and VI receive the greater of the two benefits.


               ARTICLE VIII - PAYMENT OF BENEFITS
               ----------------------------------

      Any benefits payable to a Participant under this Plan shall commence as of the date that benefits commence under the Pension Plan, be paid on the same payment schedule as payments under the Pension Plan, and shall be the same form of benefit selected under the Pension Plan, i.e., single life, joint and survivor, etc. The surviving beneficiary, if any, of a Participant shall be the same as under the Pension Plan. If an individual entitled to receive any benefits hereunder is determined by the Committee or is adjudged to be legally incapable of giving valid receipt and discharge for such benefits, they shall be paid to the duly appointed and acting guardian, if any, and if no such guardian is appointed and acting, to such persons as the Committee may designate. Such payment shall, to the extent made, be deemed a complete discharge for such payments under this Plan.


                ARTICLE IX - SOURCE OF BENEFITS
                 -------------------------------

      Benefits under this Plan shall not be prefunded, but shall be payable by the Company when they become due from the general assets of the Company as provided herein, and the Participant's interest in his or her benefits under this Plan (and the interest of any beneficiary) shall not be greater than that of an unsecured creditor of the Company. Any funds reserved by the Company to pay any benefits due hereunder shall not be considered as held in trust for the exclusive benefit of Participants. The Company only has a contractual obligation to make payment of the benefit when due.

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             ARTICLE X - AMENDMENT AND TERMINATION
              -------------------------------------

      The Board may at any time, or from time to time, amend this Plan in any respect or terminate this Plan without restriction and without consent of any Participant or beneficiary, provided, that any such amendment or termination shall not impair the right of any Participant or any surviving beneficiary of any then deceased Participant to receive benefits earned hereunder prior to such amendment or termination without the consent of such Participant or such surviving beneficiary. No beneficiary of a Participant shall have any right to benefits under this Plan or any other interest herein before becoming a surviving beneficiary.


             ARTICLE XI - PROHIBITION OF ALIENATION
             --------------------------------------

      Any amounts accrued by a Participant hereunder may not be voluntarily or involuntarily assigned, anticipated, or alienated and shall not be subject to attachment, levy or encumbrance.


                  ARTICLE XII - GOVERNING LAW
                   ---------------------------

       The place of administration of this Plan shall be conclusively deemed to be within the Commonwealth of Pennsylvania and the validity, construction, interpretation, administration and effect of this Plan, and any of its rules and regulations, and the rights of any and all persons having or claiming to have an interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with the laws of the Commonwealth of Pennsylvania.


                ARTICLE XIII - COSTS OF THE PLAN
                --------------------------------

      The expenses incurred in administering this Plan, including any Committee fees, any charges by the Company's independent auditors, or any other costs, shall be borne by the Company and shall not be charged against the benefit of any Participant.

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              ARTICLE XIV - NO EMPLOYMENT CONTRACT
              ------------------------------------

      Neither the establishment of this Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company, and all Participants shall remain subject to discharge to the same extent as if the Plan had never been adopted.


      TO RECORD THE ADOPTION OF THIS PLAN, THE COMPANY HAS CAUSED
ITS  AUTHORIZED  OFFICERS TO AFFIX THE CORPORATE  NAME  AND  SEAL
HERETO THIS 17TH DAY OF NOVEMBER, 1999.


                            HARLEYSVILLE GROUP INC.



                            By: /s/WALTER R. BATEMAN, II
                                -------------------------
                                Walter R. Bateman, II
                                Chairman, President and
                                Chief Executive Officer



ATTEST:


/s/ROGER A. BROWN
---------------------------------
Roger A. Brown, Secretary


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